                                                                      EXHIBIT 99


                                                                  Execution Copy



                              AGREEMENT OF MERGER

                                  BY AND AMONG


                           CNG COMMUNICATIONS, INC.,

                                  PAUL BISHOP,

                              WESTOWER CORPORATION

                                      AND

                        WESTOWER CNG ACQUISITION COMPANY



                         DATED AS OF SEPTEMBER 17, 1998

                                    CONTENTS


ARTICLE 1   THE MERGER                                                               1
        Section 1.1   Merger                                                         1
        Section 1.2   Shares of Company and Sub                                      2
                      (a)   Company Shares                                           2
                      (b)   Sub Shares                                               2
        Section 1.3   Certificate of Incorporation                                   2
        Section 1.4   Bylaws                                                         2
        Section 1.5   Directors and Officers                                         2

ARTICLE 2   CLOSING AND CLOSING DOCUMENTS                                            3
        Section 2.1   Date, Time and Place of Closing                                3
        Section 2.2   Stockholder and Company Closing Documents; Deliveries
                      to Westower and Sub                                            3
                      (a)   Stock Certificates                                       3
                      (b)   Company Good Standing Certificates                       3
                      (c)   Stockholder/Company Certificate                          3
                      (d)   Resolutions Authorizing Transaction                      4
                      (e)   Opinion of Counsel                                       4
                      (f)   Other Instruments                                        4
        Section 2.3   Westower and Sub Closing Documents: Deliveries to
                      Stockholder and Company                                        4
                      (a)   Westower/Sub Certificate                                 4
                      (b)   Resolutions Authorizing Transaction                      4
                      (c)   Merger Consideration                                     5
                      (d)   Other Instruments                                        5

ARTICLE 3   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND
            COMPANY CONCERNING COMPANY                                               5
        Section 3.1   Organization and Authority of Company                          5
        Section 3.2   No Subsidiaries, Partnerships and Joint Ventures               5
        Section 3.3   Financial Statements                                           5
        Section 3.4   No Undisclosed Liabilities                                     6
        Section 3.5   Dealings with Affiliates                                       6
        Section 3.6   Taxes                                                          6
        Section 3.7   Contracts                                                      7
        Section 3.8   Facts Giving Rise to Possible Claims/Litigation                8
        Section 3.9   Customers and Suppliers                                        8
        Section 3.10  Accounts Receivable                                            8
        Section 3.11  Corporate Books and Records                                    8
        Section 3.12  Title to Properties                                            9


        Section 3.13  Conflicts with Instruments and Laws                            9
        Section 3.14  Governmental Authorizations                                    9
        Section 3.15  Claims, Administrative Actions and Lawsuits                    9
        Section 3.16  Leases; No Unowned Assets Utilized                            10
        Section 3.17  Insurance                                                     10
        Section 3.18  Absence of Certain Changes or Events                          10
        Section 3.19  Real Property: Business Locations                             11
        Section 3.20  Environmental Liabilities                                     12
        Section 3.21  Absence of Questionable Payments                              13
        Section 3.22  Company's Employees                                           14
        Section 3.23  WARN                                                          14
        Section 3.24  Compliance with Laws                                          14
        Section 3.25  Employee Benefit Plans                                        15
                      (a)   Benefit Plans                                           15
                      (b)   Pension and Welfare Benefit Plans                       15
                      (c)   Withdrawal Liability                                    15
                      (d)   No Prohibited Transactions                              15
                      (e)   No PBGC Liability                                       16
                      (f)   Full Payment to Plans                                   16
                      (g)   Plans In Compliance with Laws                           16
        Section 3.26  Full Disclosure                                               16

ARTICLE 4   REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND
            COMPANY CONCERNING COMPANY SHARES AND THE
            AGREEMENT                                                               17
        Section 4.1   Enforceability                                                17
        Section 4.2   Stock of Company                                              17
        Section 4.3   Ownership of Company Shares                                   17
        Section 4.4   No Broker                                                     17

ARTICLE 5   REPRESENTATIONS AND WARRANTS OF WESTOWER AND SUB                        18
        Section 5.1   Westower's Organization and Authority                         18
        Section 5.2   Sub's Organization and Authority                              18

ARTICLE 6   COVENANTS OF STOCKHOLDER AND COMPANY                                    19
        Section 6.1   Access to Plant and Records                                   19
        Section 6.2   Ordinary Course of Business                                   19
        Section 6.3   Maintenance of Property                                       19
        Section 6.4   No New Material Agreements                                    19
        Section 6.5   Compensation                                                  20
        Section 6.6   Indebtedness                                                  20
        Section 6.7   No Securities Issued                                          20
        Section 6.8   Repurchase; Dividends                                         20


        Section 6.9   Cooperation                                                   20
        Section 6.10  Covenant Not to Compete                                       20

ARTICLE 7   COVENANTS OF WESTOWER AND SUB                                           22
        Section 7.1   Confidentiality                                               22
        Section 7.2   ATR Acquisition                                               22
        Section 7.3   Westower's Cooperation                                        22

ARTICLE 8   CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER AND
            COMPANY                                                                 23
        Section 8.1   Westower's and Sub's Representations and Warranties           23
        Section 8.2   Westower's and Sub's Delivery of Documents                    23
        Section 8.3   Other Approvals                                               23
        Section 8.4   No Litigation                                                 23
        Section 8.5   Waivers and Consents Obtained                                 24

ARTICLE 9   CONDITIONS PRECEDENT TO WESTOWER'S AND SUB'S
            OBLIGATIONS                                                             24
        Section 9.1   Representations and Warranties                                24
        Section 9.2   Stockholder and Company Delivery of Documents                 24
        Section 9.3   Other Approvals                                               24
        Section 9.4   No Litigation                                                 25
        Section 9.5   Waivers and Consents Obtained                                 25
        Section 9.6   ATR Acquisition                                               25

ARTICLE 10  INDEMNIFICATION                                                         25
        Section 10.1  Indemnification by Stockholder                                25
        Section 10.2  Notice of Asserted Claims by Third Parties                    26
        Section 10.3  Investigations; Waivers                                       27

ARTICLE 11  TERMINATION; WAIVER AND AMENDMENT                                       27
        Section 11.1  Termination                                                   27
        Section 11.2  Waiver and Amendment                                          27

ARTICLE 12  MISCELLANEOUS                                                           28
        Section 12.1  Expenses                                                      28
        Section 12.2  Exhibits and Schedules Incorporated by Reference              28
        Section 12.3  Notices                                                       28
        Section 12.4  Counterparts                                                  29
        Section 12.5  Party in Interest                                             30
        Section 12.6  Entire Agreement; Writing Required to Amend                   30
        Section 12.7  Partial Invalidity                                            30
        Section 12.8  Headings                                                      30


        Section 12.9  Precedence of Documents                                       30
        Section 12.10 Choice of Law; Forum Selection                                30
        Section 12.11 Enforcement Cost                                              31
        Section 12.12 Stockholder Access to Books and Records                       31
        Section 12.13 Joint Approval of Press Release                               31
        Section 12.14 Survival                                                      31


EXHIBIT A  -  Certificate of Merger
EXHIBIT B  -  Closing Certificate
EXHIBIT C  -  Matters to be Covered in Opinion of Counsel
              for Stockholder and Company
EXHIBIT D  -  Closing Certificate

                               LIST OF SCHEDULES


Schedule 3.3   -   Financial Statements
Schedule 3.4   -   Undisclosed Liabilities
Schedule 3.5   -   Dealings with Affiliates
Schedule 3.6   -   Taxes
Schedule 3.7   -   Contracts
Schedule 3.8   -   Possible Claims
Schedule 3.9   -   Customers and Suppliers
Schedule 3.10  -   Certain Accounts Receivable
Schedule 3.12  -   Liens
Schedule 3.13  -   Conflicts
Schedule 3.14  -   Governmental Authorizations
Schedule 3.15  -   Claims, Administrative Actions and Lawsuits
Schedule 3.16  -   Leases
Schedule 3.17  -   Insurance
Schedule 3.18  -   Absence of Certain Changes or Events
Schedule 3.20  -   Environmental Liabilities
Schedule 3.22  -   Employees, etc.
Schedule 3.24  -   Compliance with Laws
Schedule 3.25  -   Benefit Plans
Schedule 4.2   -   Convertible Securities

                              AGREEMENT OF MERGER


     This Agreement of Merger is entered as of the 17th day of September 1998 by and among, CNG COMMUNICATIONS, INC., a Delaware corporation ("Company"), PAUL BISHOP ("Stockholder"), WESTOWER CORPORATION, a Washington corporation ("Westower"), and Westower CNG Acquisition Company, a Delaware corporation ("Sub").

                                    RECITALS
                                    --------

     A. Stockholder is the owner of 4,000,000 shares of common stock, par value $.001 per share of Company (the "Company Shares"). The Company Shares represent all of the issued and outstanding capital stock of Company.

     B. Sub is a wholly owned subsidiary of Westower. Westower and Stockholder desire to cause Company to merge with and into Sub upon the terms and conditions hereinafter set forth.

                                   AGREEMENTS
                                   ----------

     NOW, THEREFORE, in consideration of the foregoing recitals and of the respective covenants, representations and agreements contained herein, it is hereby covenanted and agreed by and among the parties that they shall carry out and consummate the following Agreement of Merger (the "Agreement"):

                                   ARTICLE 1
                                   THE MERGER

 SECTION 1.1   MERGER

     Upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in the form attached to this Agreement as Exhibit A (the
                                                                ---------
"Certificate of Merger"), Company shall be merged with and into Sub (the "Merger"), the separate existence of Company shall cease, and Sub shall survive as a corporation under the name "CNG Communications, Inc.," organized under and governed by the laws of the State of Delaware. From that time, Sub shall possess all the rights, privileges, immunities and franchises of each of Company and Sub, all property belonging to Company shall be transferred to and vested in Sub without further act or deed and Sub shall be responsible for all liabilities of each of Company and Sub, all in the manner and with the effect set forth in Sections 259 through 261 of the Delaware General Corporation Law, as amended (the "DGCL").

 SECTION 1.2   SHARES OF COMPANY AND SUB

     Upon the filing of the Certificate of Merger as set forth in Section 1.1:

          (a)  COMPANY SHARES

          Each outstanding Company Share shall be converted into and become, and the holder thereof shall have the right to receive, (i) immediately upon surrender of the stock certificate therefor $.41798625 in cash (the amount payable to the Stockholder to be converted to the nearest whole cent) and (ii) the right to receive upon and subject to completion on or before March 31, 1999 of the purchase by Company of American Television Relay ("ATR") on the terms provided in the letter of intent dated May 14, 1998 between Company and MCI Telecommunications Corporation or other terms satisfactory to Westower, an additional $.75 in cash; and

          (b)  SUB SHARES

          Each outstanding share of Sub shall remain outstanding and be unaffected by the Merger.

 SECTION 1.3   CERTIFICATE OF INCORPORATION

     The Certificate of Incorporation of Sub in effect immediately prior to the Merger shall be amended to change the name of the corporation in Article 1 thereof to "CNG Communications, Inc.," and, as so amended, shall be the Certificate of Incorporation of the surviving corporation until amended in accordance with applicable law.

 SECTION 1.4   BYLAWS

     The Bylaws of Sub in effect immediately prior to the Merger shall be the Bylaws of the surviving corporation until amended in accordance with applicable law.

 SECTION 1.5   DIRECTORS AND OFFICERS

     The Board of Directors of the surviving corporation shall initially consist of Calvin J. Payne, S. Roy Jeffrey and Paul Bishop, who shall hold office in each case until their successors are elected and qualified. The initial officers of the surviving corporation shall be:

          Paul Bishop               President
          Calvin J. Payne           Vice President
          Peter Lucas               Vice President, Treasurer and Secretary

     Each officer shall hold office in accordance with the Bylaws of the surviving corporation.

                                   ARTICLE 2
                         CLOSING AND CLOSING DOCUMENTS


 SECTION 2.1   DATE, TIME AND PLACE OF CLOSING

     The closing (the "Closing") of the Merger shall take place at 11:00 a.m. Eastern time on September 23, 1998, or such other date as the parties may agree, at the offices of Morgan, Lewis & Bockius LLP located at 2000 One Logan Square, Philadelphia, Pennsylvania 19103, or at such other place as the parties mutually agree upon. The date on which the Closing occurs is herein referred to as the "Closing Date." On the Closing Date the Certificate of Merger shall be executed and delivered by Sub and filed with the Secretary of State of Delaware. All documents required to be delivered or actions to be taken at the Closing shall be delivered or performed simultaneously, and no delivery shall be considered to have been made and no action shall be considered to have been performed until all such deliveries or actions have been completed. As used herein, the term "Closing Documents" shall refer to all or any of the documents and certificates enumerated in Section 2.2 and Section 2.3 below.

 SECTION 2.2 STOCKHOLDER AND COMPANY CLOSING DOCUMENTS; DELIVERIES TO WESTOWER AND SUB

     At the Closing, Stockholder and Company shall deliver or cause to be delivered to Westower and Sub the following documents (collectively, the "Stockholder/Company Closing Documents"):

          (a)  STOCK CERTIFICATES

          Certificates, executed in blank by Stockholder, or certificates accompanied by assignment separate from certificate executed by Stockholder, representing all of the Company Shares;

          (b) COMPANY GOOD STANDING CERTIFICATES

          Certificates issued by the Secretary of State of Delaware and appropriate officers in the States of Arizona, Oklahoma and Texas indicating that Company is duly incorporated or qualified to do business and in good standing within such jurisdiction;

          (c) STOCKHOLDER/COMPANY CERTIFICATE

          A certificate signed by Stockholder and the Company dated as of the Closing Date in the form attached as Exhibit B hereto. Such certificate, if and
                                     ---------
when delivered, shall for all purposes of this Agreement constitute an additional representation and warranty of Stockholder and the Company to the same extent as if made in this Agreement;

          (d) RESOLUTIONS AUTHORIZING TRANSACTION

          A certificate dated as of the Closing Date signed by the Secretary of Company evidencing all resolutions adopted by the Board of Directors of Company and Stockholder and the incumbency of officers executing documents on behalf of Company.

          (e)  OPINION OF COUNSEL

          An opinion of Squire, Sanders & Dempsey L.L.P., counsel for Stockholder and Company, dated as of the Closing Date, in form and substance to Westower and its counsel, as to the matters set forth in Exhibit C hereto; and
                                                         ---------

          (f)  OTHER INSTRUMENTS

          Such other instruments as may be reasonably necessary or advisable and reasonably required to effect the purposes hereof.

 SECTION 2.3 WESTOWER AND SUB CLOSING DOCUMENTS: DELIVERIES TO STOCKHOLDER AND COMPANY

     At the Closing, Westower and Sub shall deliver or cause to be delivered to Stockholder and Company the following documents (collectively, the "Westower/Sub Closing Documents):

          (a)  WESTOWER/SUB CERTIFICATE

          A certificate of Westower and Sub dated as of the Closing Date in the form attached as Exhibit D hereto signed by authorized officers of Westower and
                 ---------
Sub. Such certificate, if and when delivered, shall for all purposes of this Agreement constitute an additional representation and warranty of Westower and Sub to the same extent as if made in this Agreement;

          (b) RESOLUTIONS AUTHORIZING TRANSACTION

          Certificates dated as of the Closing Date signed by the Secretaries of Westower and Sub evidencing all resolutions adopted by the Board of Directors of Westower and Sub authorizing the transactions contemplated by this Agreement and the incumbency of officers executing documents on behalf of Westower and Sub;

          (c)  MERGER CONSIDERATION

          The Merger consideration payable to the Stockholder pursuant to
Section 1.2(a)(i).

          (d)  OTHER INSTRUMENTS

          Such other instruments as may be necessary or advisable and reasonably required to effect the purposes hereof.

                                   ARTICLE 3
           REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND COMPANY
                              CONCERNING COMPANY

     Stockholder and Company represent and warrant to Westower and Sub as follows:

 SECTION 3.1   ORGANIZATION AND AUTHORITY OF COMPANY

     Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its businesses in the same manner as such businesses are now being conducted. Company is qualified as a foreign corporation to do business in Arizona, Texas and Oklahoma, which are the only other jurisdictions where it is required to be so qualified and the failure to do so would have a material adverse effect on its business, property or ability to conduct its business as currently conducted.

 SECTION 3.2   NO SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES

     Company owns no equity interest in any corporation, joint venture, partnership or other entity.

 SECTION 3.3   FINANCIAL STATEMENTS

     Attached hereto as Schedule 3.3 is the July 31 Balance Sheet and the statements of operations for the seven months then ended (collectively, the "July 31 Financial Statements"), the balance sheets of Company at December 31 in each of 1997 and 1996, and the related statements of operations and cash flows of Company for each of the years then ended (collectively, the "Annual Financial Statements"). The July 31 Financial Statements and the Annual Financial Statements present fairly the financial position of Company at the respective dates thereof, and the results of Company operations and cash flows for the periods then ended, all in conformity with GAAP consistently applied (except as to normal year-end accounting adjustments and the absence of footnotes for interim statements and as set forth in Schedule 3.3).

 SECTION 3.4   NO UNDISCLOSED LIABILITIES

     Except as disclosed on Schedule 3.4 attached hereto, Company has no liabilities or obligations of any nature whatsoever, whether absolute, accrued, contingent, known or unknown and whether due or to become due, that were not reflected on the July 31 Balance Sheet (except accrued expenses and accounts payable incurred by Company in the ordinary course of business thereafter and obligations under contracts set forth on Schedule 3.7 or not required to be set forth therein and other liabilities that are not material in scope or amount), and Stockholder does not know of any basis for assertion against Company of any such liability or obligation.

 SECTION 3.5   DEALINGS WITH AFFILIATES

     Except for the contractual agreements as listed on Schedule 3.5 attached hereto, Company does not have, directly or indirectly, any contractual arrangements (including any express written employment agreements) with Stockholder or any relative of Stockholder or any entity controlled by any of them or any officer or director. Without limiting the generality of the foregoing sentence, no affiliate, shareholder, officer, director or employee of Company is, directly or indirectly, a joint investor or venturer with, or owner, lessor, lessee, licenser or licensee of any real or personal property, tangible or intangible, owned or used by Company or was or is a lender to or debtor of Company.

 SECTION 3.6   TAXES

     Except as set forth on Schedule 3.6:

          (a) Company has filed all Tax Returns (as hereinafter defined) that it was required to file for all periods prior to the Closing Date. All such Tax Returns were correct and complete all material respects. All Taxes (as hereinafter defined) owed by Company (whether or not shown on any Tax Return) have been paid or properly accrued. Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor or other third party.

          (c) There is no dispute or claim concerning any Tax Liability of Company either (1) claimed or raised by any authority in writing or (2) as to which Stockholder or any employee responsible for Tax matters of Company has knowledge. No Tax Returns filed with respect to Company have been audited or currently are the subject of audit. Stockholder has delivered to Westower correct and complete copies of all federal and state income Tax Returns filed by Company since December 31, 1995 and all related examination reports and statements of deficiencies, if any.

          (d) Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) The unpaid Taxes of Company (i) did not, as of July 31, 1998, exceed the reserve for Tax liability set forth on the face of the July 31 Balance Sheet and (ii) will not exceed the reserve on the Closing Date Balance Sheet.

          (f) Company made a valid election to be treated as an S corporation within the meaning of Section 1361 of the Code ("S Corporation") for all years from its incorporation through the year ended December 31, 1997, and such election was revoked as of January 1, 1998.

          (g) For purposes of this Agreement, "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          (h) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

 SECTION 3.7   CONTRACTS

     Schedule 3.7 attached hereto contains a true and complete list of all contracts, agreements, arrangements and understandings, oral or written, to which Company is a party or by which Company is bound which (a) could result in an obligation of more than $50,000 to Company or which could result in receipt of more than $50,000 by Company or (b) are between Company and Stockholder or any relative of Stockholder or an entity controlled by Stockholder or any relative of Stockholder, including, without limitation, all guaranties, promissory notes and security agreements, license agreements, purchase and supply agreements, and agreements relating to the borrowing of money. To Stockholder's knowledge, except as set forth on such Schedule 3.7, all such contracts are valid, binding and enforceable (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity) in accordance with their terms against each party thereto and are in full force and effect, Company has performed in all material respects all obligations imposed on it thereunder, and, to Stockholder's knowledge, no other party thereto is in default thereunder, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. True and complete copies of each such contract entered into outside the normal course of Company's business have been delivered to Westower.
Company has not received notice, nor is Company otherwise aware, that any party to any such contract intends to cancel, terminate or refuse to renew such contract or to exercise or decline to exercise any option or right thereunder.

 SECTION 3.8   FACTS GIVING RISE TO POSSIBLE CLAIMS/LITIGATION

     Except as set forth on Schedule 3.8 attached hereto, to Stockholder's knowledge, there are no facts that could furnish the basis for a valid claim that could be brought against Company in litigation or arbitration.

 SECTION 3.9   CUSTOMERS AND SUPPLIERS

     Schedule 3.9 attached hereto sets forth (a) a complete and accurate list of customers accounting for 5% or more of Company's revenues in any given fiscal year during the past two fiscal years, showing the approximate total revenues from each such customer during such periods and (b) a complete and accurate list of Company's suppliers from whom Company purchased 5% or more of its goods or services in any given year during the past two fiscal years.

 SECTION 3.10   ACCOUNTS RECEIVABLE

     Except as disclosed on Schedule 3.10 attached hereto, all accounts receivable of Company reflected on the July 31 Balance Sheet are bona fide, have arisen in the ordinary course of business and are collectible in full within 90 days without special collection efforts or litigation except for the allowance for doubtful accounts set forth on the July 31 Balance Sheet. The July 31 Balance Sheet contains adequate provision for doubtful accounts set forth on the July 31 Balance Sheet.

 SECTION 3.11   CORPORATE BOOKS AND RECORDS

     Company has furnished to Westower's representatives for their examination true and complete copies of (a) Company's Certificate of Incorporation and Bylaws as currently in effect, (b) Company's minute books, which books are complete in all material respects, and (c) Company's stock transfer books. Such minutes reflect all documented meetings of Company's shareholders and Board of Directors and any committees thereof since Company's inception, and accurately reflect in all material respects the events of and actions taken at such meetings.

 SECTION 3.12   TITLE TO PROPERTIES

     Except as to liens disclosed on Schedule 3.12 attached hereto, Company holds good title, free and clear of all mortgages, liens, pledges, charges and encumbrances, to all the properties and assets reflected on the July 31 Balance Sheet, except for (a) liens for current taxes not yet due and payable, (b) liens described on Schedule 3.4, (c) the properties subject to those leases described on Schedule 3.7 and (d) assets disposed of in the ordinary course of business since the July 31 Balance Sheet.

 SECTION 3.13   CONFLICTS WITH INSTRUMENTS AND LAWS

     Except as disclosed in Schedule 3.13 attached hereto, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Stockholder with any of the provisions hereof will: (a) conflict with, or result in a breach or contravention of, or in a default or the creation of any lien under, any of the terms, conditions or provisions of any material note, bond, mortgage indenture, license, agreement or other instrument or obligation (including without limitation Company' Articles of Incorporation and By-laws) to which Company is a party or by which it or any of its properties or assets may be bound, or (b) violate any statute, law, regulation, order, writ, injunction or decree applicable to Company or any of its or their properties or assets. No consent, approval or other action by any governmental authority is required in connection with the execution, delivery and performance by Stockholder of this Agreement.

 SECTION 3.14   GOVERNMENTAL AUTHORIZATIONS

     Except as set forth on Schedule 3.14 attached hereto, Company has all licenses, permits, clearances and other authorizations from the United States federal, state and local authorities as are necessary for the conduct of its business and operations except where the failure to have such licenses, permits, clearances, and other authorizations would not have a material adverse effect on Company's financial position, results of operation or business.

 SECTION 3.15   CLAIMS, ADMINISTRATIVE ACTIONS AND LAWSUITS

     Except as disclosed in Schedule 3.15 attached hereto and except as to those matters which have been finally settled or otherwise resolved prior to the date hereof, Company is not aware of and has not been served with, any notice or claim by any governmental agency, customer, employee or any other party whatsoever relating to: (a) any infringement or misappropriation of any patent or other intellectual property right in connection with performance of the services provided by Company and/or any equipment manufactured or sold by Company; (b) any environmental claim associated with operations of Company or the ownership or operation of any property or properties by Company; (c) any claim of non-compliance by Company under any occupational safety or health law;
(d) any negligence claims or errors and omissions claims with respect to any services performed by Company or any goods or products sold by Company; (e) any violation of any law or regulation or any term or condition of any permit or license held by Company; (f) any workers' compensation statute and any other applicable equal employment opportunity or discrimination, wage and hour, collective bargaining agreement, wrongful discharge, personnel or other employment related statutes, laws or common law rights of any type or description; or (g) any other litigation of any type related in any way to the business and operations of Company.

 SECTION 3.16   LEASES; NO UNOWNED ASSETS UTILIZED

     Schedule 3.16 attached hereto sets forth the real property leases and material personal property leases of Company. Other than the assets leased pursuant to leases listed on Schedule 3.16, there are no other material assets or properties necessary or utilized in the business and operations of Company
that are not owned by Company.   All of the leases disclosed in Schedule 3.16
hereof are in full force and effect and no material breach or default of Company or, to Stockholder's knowledge, by any other party thereto exists or has been asserted with respect to any thereof, including but not limited to a failure on the part of Company to pay any rents that have accrued and are payable under any such leases.

 SECTION 3.17   INSURANCE

     Schedule 3.17 attached hereto is a list of all policies of fire, liability, title and other forms of insurance held by Company and of all material claims pending thereunder, copies of all of which have been made available to Westower. Except as set forth on Schedule 3.17, all such policies or substantially equivalent policies have been in force since Company commenced business and will be in force on the Closing Date in accordance with their respective terms, including without limitation, with respect to any insured losses resulting from occurrences prior to the Closing Date. Company is not in material default with respect to any provisions of any such policy and has not failed to give any notice or failed to present any material claim thereunder, as to which it has knowledge, in due and timely fashion.

 SECTION 3.18   ABSENCE OF CERTAIN CHANGES OR EVENTS

     Except as to matters disclosed in Schedule 3.18 attached hereto, since December 31, 1997, as relates to Company, there has not been:

          (a) any loss, damage or destruction in the nature of a casualty loss or otherwise, whether covered by insurance or not, of any asset or assets, the destruction of which, taken singly or in the aggregate is material to the business and operations of Company;

          (b) to the knowledge of Stockholder, the adoption, promulgation or rescission of any statute, regulation, order, ordinance or other law, the adoption, promulgation or rescission of which materially and adversely affects any of the business and operations of Company as they are currently being conducted;

          (c) any failure to maintain the books and records of Company in the usual, regular and ordinary manner and in accordance with good business practice and GAAP;

          (d) any declaration, setting aside or payment of any dividend, or other distribution, in respect of any capital stock of Company or any direct or indirect redemption, purchase or other acquisition of any capital stock of Company by or on behalf of Company except a tax distribution on September 17, 1998 in the amount of $972,055;

          (e) any issuance or sale by Company of any of its stock, bonds or other of its securities or obligations;

          (f) any labor controversy or the threatening of any strike, work stoppage or slowdown materially affecting the business or assets of Company;

          (g) any sale, sale/leaseback transfer, or other disposition of any asset of Company, other than agreements relating to the purchase and sale of inventory and/or contract equipment entered into in the ordinary course of business, or any sale, assignment, transfer or other disposition of any of its material patents, trademarks, trade names, brand names, copyrights, licenses or other intangible assets;

          (h) any amendment, termination or waiver of any right of material value belonging to Company;

          (i) any increase in the compensation payable or to become payable by Company to any of its officers, employees or agents, other than normal merit and cost-of-living increases in accordance with the general prevailing practices of Company existing prior to December 31, 1997;

          (j) any changes with respect to Company's ordinary and customary practices with respect to the invoicing of customers, the collection of any of the accounts receivable, and payment of any accounts payable; or

          (k) any material adverse change in the financial position, results of operations, business or prospects of Company.

 SECTION 3.19   REAL PROPERTY: BUSINESS LOCATIONS

     Company has never owned any real property. All of the offices, manufacturing facilities and/or warehouse facilities (collectively, the "Company Facilities" and any of them singly a "Company Facility") currently maintained or utilized by Company in the conduct of any of its business are and on the Closing Date will be located on the leased properties described on Schedule 3.19 hereof. Company has not, and to Stockholder's knowledge the owner of any of the Company Facilities has not, heretofore received any notice of any pending condemnation or similar proceeding or charge affecting the Company Facilities or any material portion thereof, is not aware that any such proceeding or charge is contemplated and has not received any notice of a proposed increase in assessed valuation of any of the Company Facilities. The existing water, sewer, gas and electricity lines, storm sewer and other utility systems on any of the Company Facilities are adequate to serve the utility needs of such facilities for the business purposes presently conducted thereon; there are no material structural defects in any of the buildings or other improvements related to any of the Company Facilities; the heating, electrical, plumbing and drainage at, or servicing each of the Company Facilities and all facilities and equipment relating thereto are in working order, ordinary wear and tear excepted; Company has received no notice that a default exists or breach exists and, to Company's knowledge, no default or breach exists under any of the covenants, conditions, restrictions, rights-of-way or easements affecting any real property associated with any of the Company Facilities or any portion of any such facilities; and to the Stockholder's knowledge no fact or condition exists which would result in the termination of the current access from any of the Company Facilities to any presently existing highways and roads adjoining or situated on any such facilities.

 SECTION 3.20   ENVIRONMENTAL LIABILITIES

     Except as disclosed on Schedule 3.20 attached hereto, in the operation of the business of Company at any time prior to the Closing Date, including but not limited to the ownership or operation of any real properties, Company: (a) has not been in material violation of any common law or any federal foreign, state or local laws, regulations, statutes or ordinances relating to personal injury arising out of Hazardous Substances (as such term is hereinafter defined) or protection of the environment (collectively, the "Environmental Laws"); (b) possesses all of the material permits, licenses, approvals and identification numbers required under any Environmental Laws for the operation of each of the Company Facilities in the manner in which any such facility is presently operated; (c) is in compliance in all material respects with all permits, licenses and approvals required by any of the Environmental Laws for the operation of each of the Company Facilities in the manner in which each such facility is currently being operate, except for such non-compliance as would not be reasonably expected to lead to imposition of penalties or similar sanctions by regulatory agencies; (d) is not aware of any conditions that will affect the continued validity after the Closing Date of all such permits, licenses and approvals required by any Environmental Laws for the operation of any of the Company Facilities in the manner in which it is currently being operated; (e) is not aware of the existence of any pending or threatened suits, proceedings, investigations or claims with respect to sites of, or the operations conducted at any of the Company Facilities relating to the enforcement of any Environmental Laws or to determine the existence of any environmental liabilities; (f) is not aware of the existence of any pending or threatened suits, proceedings or claims by any third parties for damages or injunctive relief arising out of the presence of any emissions, discharges, releases or threatened releases, storage, transportation or the handling of pollutants, contaminants, regulated wastes or hazardous wastes (collectively, the Hazardous Substances) on or off the sites of any of the Company Facilities allegedly caused, directly or indirectly, by the operations of Company at any such facility; (g) is not aware of the existence of any citizen complaint relating to the site of any of the Company Facilities or the operations of Company at any such facility; (h) other than normal wear and tear on equipment that may alter its performance, is not aware of any existing circumstances that may interfere with the continued compliance with any existing permit, license or approval required by statute or regulations for the operation of any of the Company Facilities in the manner in which it is presently operated, except for such non-compliance as would not be reasonably expected to lead to imposition of penalties or similar sanctions by regulatory agencies; (i) is not aware of the occurrence of any spill discharge, deposit or other release of any Hazardous Substances, in excess of reportable quantities under Federal or state environmental laws and which has led or is likely to lead to enforcement actions by governmental agencies, at any of the Company Facilities caused, directly or indirectly, by Company; (j) is not aware of any asbestos conditions at any of the Company Facilities; (k) is not aware of any transformers, fixtures or other electrical equipment containing PCB's installed in, affixed to or located at any of the Company Facilities; (l) is not aware of any storage tanks for petroleum or hazardous substances located at any of the Company Facilities, whether above ground, underground or within a structure; (m) is not aware of any current or prior use of the premises of the Company Facilities which would give rise to liability under any Environmental Laws; and (n) is not aware of any potential liability under any Environmental Laws arising out of any pre-Closing utilization of or operations at any of the Company Facilities by Company or other third parties and has not been placed on notice of any claim of any governmental agency or other regulatory body claiming violation of any Environmental Laws or requiring any remediation or cleanup with respect to any of the Company Facilities or requiring any change in the means or methods of operation of any such facility.

 SECTION 3.21   ABSENCE OF QUESTIONABLE PAYMENTS

     Neither Company nor any of its directors, officers, agents, employees or any other Person acting on behalf of Company has used any of Company's funds for improper or unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to governmental officials or others. Neither Company nor any of its current directors, officers, agents, employees or any other Person acting on behalf of Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. Company has at all times complied, and is in compliance, with the applicable provisions of the U.S. Foreign Corrupt Practices Act, as amended, and other applicable laws and regulations relating to corrupt practices and similar matters.

 SECTION 3.22   COMPANY'S EMPLOYEES

     Schedule 3.22 attached hereto sets forth a list of each employee of Company, their positions and rates of compensation. Except as disclosed on
Schedule 3.22 attached hereto, there are no outstanding claims for wages, vacations, or other benefits or compensation of any type or description, whether currently payable or deferred under any defined benefit pension plan, any defined contribution pension plan, any implied or deemed employee benefit or plan, or any welfare plan or otherwise or any other policy, program or practice, whether formal or informal, by any of Company's employees or any other individuals covered by or eligible under such plans or programs, other than wages that will become due for current pay periods and/or benefits that have accrued through the Closing Date and will become payable in the future. There are no existing, or, to Stockholder's knowledge, threatened claims by any of Company' employees with respect to any applicable Workers' Compensation, worker health or safety, equal employment opportunity or discrimination, wage and hour, wrongful discharge, personnel or other employment related statutes, laws or common law rights of any type or description. Except as disclosed on Schedule
3.22 attached hereto, there is no collective bargaining agreement in existence between Company and a collective bargaining representative for any of Company' employees, and during the one (1) year period immediately preceding the date of this Agreement, there has not been any union organizing activities or proceedings involving, or any petitions for election of or demands for recognition by, a labor union or labor organization as the exclusive bargaining agent for any of Company's employees. Company has not received notice of any proceeding involving Company currently pending before the National Labor Relations Board, including but not limited to any wherein a labor organization is seeking representation of any of Company's employees.

 SECTION 3.23   WARN

     Company has not taken any action which may cause or have the effect of causing any of the provisions of Worker Adjustment and Retraining Notification Act to be applied or become applicable to Company.

 SECTION 3.24   COMPLIANCE WITH LAWS

     Except as provided in Schedule 3.24 attached hereto, Company has complied in all material respects with and is currently complying in all material respects with all applicable federal state and local statutes, regulations, orders, ordinances and other laws material to the ownership and use of the properties of Company, the utilization of any properties leased by Company and the operation of the business of Company.

 SECTION 3.25   EMPLOYEE BENEFIT PLANS

          (a)  BENEFIT PLANS

          Schedule 3.25 attached hereto contains an accurate and complete list of each bonus, deferred compensation, hospitalization or other medical, pension, life or other insurance, profit sharing or retirement plan or arrangement, and other employee benefit plan or arrangement maintained or contributed to by Company, whether formal or informal and whether legally binding or not (collectively, the "Plans"). Stockholder has heretofore delivered to Westower true and complete copies of the documents governing all such plans or arrangements as in effect on the date hereof. Company has no plan or commitment, whether formal or informal and whether legally binding or not, to create any additional such plan or arrangement or to modify or change any existing plan or arrangement.

          (b) PENSION AND WELFARE BENEFIT PLANS

          Each of the Plans has been administered in compliance with its terms and all filing, reporting, disclosure and other requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the requirements of the Code have been satisfied with respect to each of the Plans.

          (c)  WITHDRAWAL LIABILITY

          No "withdrawal liability" (as that term is used in Section 4201 of ERISA) has been or is reasonably expected to be assessed against Company, nor is Company otherwise aware of any facts or circumstances that could lead to assessment of withdrawal liability, nor has Company been notified by any multi-employer plan (as that term is defined in Section 4001(a)(3) or ERISA) that such multi-employer plan is in reorganization or insolvency within the meaning of
Section 4241 or Section 4245 of ERISA or that such multi-employer plan intends to terminate or has terminated under Section 4041A of ERISA. Company has not withdrawn, either partially or completely, from any multi-employer plans.

          (d)  NO PROHIBITED TRANSACTIONS

          Neither any of the Plans nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA) in connection with which any of the Plans, any such trust, or any trustee or administrator thereof, or any party dealing with the Plans or any such trust could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code.

          (e)  NO PBGC LIABILITY

          Company is not aware and has received no notice that it has incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") with respect to any of the Plans or with respect to any other employee benefit plan maintained or contributed to by Company that has been terminated or otherwise discontinued prior to the date of this Agreement. The PBGC has not instituted proceedings to terminate any of the Plans. Company has not received any notice of and has no knowledge of a "reportable event" (within the meaning of Section 4043(b) of ERISA).

          (f)  FULL PAYMENT TO PLANS

          Full payment has been made of all amounts which Company is required to pay under the terms of each of the Plans as a contribution to the Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement. None of the Plans nor any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement or the most recent contribution date as required under the terms of any such Plans if later.

          (g)  PLANS IN COMPLIANCE WITH LAWS

          Each of the Plans is in compliance in all material respects with applicable federal, state and local laws, including but not limited to ERISA. Each of the Plans that is intended to be "qualified" has been administered in accordance with the requirements of Section 401(a) of the Code, and a determination letter has been received from the IRS with respect to qualification of such Plans, and no facts or circumstances exist which would adversely affect the qualified status of the Plans. Except as may be disclosed on Schedule 4.25, no matter relating to any of the Plans is pending before any court or governmental agency.

 SECTION 3.26   FULL DISCLOSURE

     No information furnished by Company to Westower in connection with this Agreement (including, but not limited to, the July 31 Financial Statements and the Annual Financial Statements and all information in the Schedules hereto) is false or misleading in any material respect. Stockholder has not made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made or information delivered in or pursuant to this Agreement not misleading.

                                   ARTICLE 4
           REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER AND COMPANY
                  CONCERNING COMPANY SHARES AND THE AGREEMENT

     Stockholder and Company further represent and warrant to Westower as follows:

 SECTION 4.1   ENFORCEABILITY

     Stockholder and Company have full power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Stockholder and Company and assuming due authorization, execution and delivery by Westower and Sub, constitutes a legal, valid and binding obligation of Stockholder and Company, enforceable against Stockholder and Company in accordance with its terms, subject, as to enforceability, to laws regarding bankruptcy and insolvency and equitable principles of general application.

 SECTION 4.2   STOCK OF COMPANY

     The authorized capital stock of Company consists of 20,000,000 shares of common stock, par value $.001 per share and 5,000,000 shares of preferred stock, par value $.001 per share. The Company Shares constitutes all of the capital stock of Company which is issued and outstanding, and the Company Shares are validly issued and outstanding, fully paid and non-assessable. No person has, or has ever had, any preemptive right to purchase or subscribe for any of the capital stock of Company or any other securities of Company arising out of any issuance or sale by

Company of any shares of its authorized but unissued capital stock or any other securities of Company prior to the Closing Date. Except as set forth in Schedule
4.2 hereof, there are no outstanding securities of Company which are convertible into or exchangeable for any shares of its capital stock and there is no existing contract, option, warrant, call or similar commitment of any character granted or issued by Company calling for or relating to the issuance or transfer of shares of capital stock or any other securities of Company.

 SECTION 4.3   OWNERSHIP OF COMPANY SHARES

     Stockholder owns and holds of record and beneficially Company Shares. Stockholder has, and will convey to Westower hereunder, good title to Company Shares free and clear of all claims, liens, charges and encumbrances of any nature whatsoever.

 SECTION 4.4   NO BROKER

     Neither Stockholder nor Company has utilized the services of any broker in arranging for the transactions contemplated by this Agreement. There are no investment bankers, brokers or other like entities that have a valid claim from Company or Westower or Sub any broker's, finder's, or like fee on account of services performed for Stockholder or Company in connection with the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 5
                REPRESENTATIONS AND WARRANTS OF WESTOWER AND SUB

     Westower and Sub represent and warrant to Stockholder as follows:

 SECTION 5.1   WESTOWER'S ORGANIZATION AND AUTHORITY

     Westower is a corporation duly incorporated, validly existing and is in good standing under the laws of the State of Washington. Westower has the full corporate power and authority to execute and deliver this Agreement and carry out and perform its undertakings and obligations under this Agreement and each of the Westower/Sub Closing Documents. The execution and delivery by Westower of this Agreement and the consummation by Westower of the transactions contemplated in this Agreement, including the execution and performance of each of the Westower/Sub Closing Documents, have been duly authorized by all proper and requisite proceedings and will not conflict with or breach any provision of any agreement or other instrument (including Westower's Articles of Incorporation and By-laws) to which Westower is a party or by which it or its properties or assets is bound. This Agreement has been, and each of the Westower/Sub Closing Documents will be, duly and validly executed and delivered by Westower. Assuming due authorization, execution and delivery by Stockholder and Company, this Agreement is, and each of the Westower/Sub Closing Documents will be, the legal valid and binding obligation of Westower, enforceable against it in accordance with their respective terms, subject, as to enforceability, to bankruptcy and other equitable principles.

 SECTION 5.2   SUB'S ORGANIZATION AND AUTHORITY

     Sub is a corporation duly incorporated, validly existing and is in good standing under the laws of the State of Delaware. Sub has the full corporate power and authority to execute and deliver this Agreement and carry out and perform its undertakings and obligations under this Agreement and each of the Westower/Sub Closing Documents. The execution and delivery by Sub of this Agreement and the consummation by Sub of the transactions contemplated in this Agreement, including the execution and performance of each of the Westower/Sub Closing Documents, have been duly authorized by all proper and requisite proceedings and will not conflict with or breach any provision of any agreement or other instrument (including Sub's Certificate of Incorporation and By-laws) to which Sub is a party or by which it or its properties or assets is bound. This Agreement has been, and each of the Westower/Sub Closing Documents will be, duly and validly executed and delivered by Sub. Assuming due authorization, execution and delivery by Stockholder and Company, this Agreement is, and each of Westower Closing Documents will be, the legal valid and binding obligation of Sub, enforceable against it in accordance with their respective terms, subject, as to enforceability, to bankruptcy and other equitable principles.

                                   ARTICLE 6
                      COVENANTS OF STOCKHOLDER AND COMPANY

     Except as to the covenants in Sections 6.10, which applies to Stockholder only post-Closing, Stockholder and Company hereby covenant and agree that from the date hereof to the Closing Date that, except for transactions expressly authorized by this Agreement, including transactions consented to in writing by Westower, they will comply with the following:

 SECTION 6.1   ACCESS TO PLANT AND RECORDS

     Company will afford to the authorized representatives of Westower such access during regular business hours to the properties, books and records of Company as Westower may from time to time reasonably request by prior notice.

 SECTION 6.2   ORDINARY COURSE OF BUSINESS

     Company will operate its business substantially as now operated and only in the ordinary course, and, to the extent consistent with such operation, it will use its best efforts to preserve intact its present business organization, to keep available the services of its present officers and key employees and to preserve its relationships with persons having business dealings with it. Company will maintain its or their books, accounts and records in the usual, regular and ordinary manner in conformity with GAAP.

 SECTION 6.3   MAINTENANCE OF PROPERTY

     Company will maintain all of its assets in customary repair, order and condition, reasonable wear and use and damage by unavoidable casualty excepted, and take all steps necessary to maintain its intangible assets, including without limitation, its patents, trademarks, tradenames, brand names, copyrights and any pending applications therefor.

 SECTION 6.4   NO NEW MATERIAL AGREEMENTS

     Company will not enter into any material leases, sale/leaseback transactions, agreements for the purchase of fixed assets, exclusive services agreements, or other material agreements, other than agreements relating to the purchase and sale of inventory and/or contract equipment in the ordinary course of business.

 SECTION 6.5   COMPENSATION

     Company will not: (a) grant any increase in compensation other than normal merit and cost-of-living increases in accordance with Company' general prevailing practices existing prior to the date of this Agreement to any officer, employee or agent, or (b) enter into or amend any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance, death benefit or other fringe benefit plan, trust agreement, or arrangement, or any employment, compensation or consulting agreement except as required by law.

 SECTION 6.6   INDEBTEDNESS

     Company will not create, incur, assume guarantee or otherwise become liable with respect to any indebtedness for money borrowed or voluntarily create, incur, assume or guarantee any other indebtedness or obligation other than in the ordinary course of business.

 SECTION 6.7   NO SECURITIES ISSUED

     Company will not issue any shares of its capital stock or enter into any contract, or grant any option, warrant or right, calling for the issuance of any shares, and will not create any securities convertible into any such shares or convertible into securities in turn so convertible, or enter into any contract, or grant any option, warrant or right, calling for the issuance of any such convertible security.

 SECTION 6.8   REPURCHASE; DIVIDENDS

     Company will not redeem, repurchase or otherwise acquire any capital stock of Company, or declare or pay any dividend in cash, securities or other property.

 SECTION 6.9   COOPERATION

     Stockholder will cooperate and will cause Company to cooperate fully with Westower in promptly taking any and all action or executing any and all documents appropriate to consummate the transactions contemplated by this Agreement.

 SECTION 6.10   COVENANT NOT TO COMPETE

          (a) Stockholder agrees that for a period ending on the later of the expiration of three (3) years after the Closing Date or two (2) years after the date of termination of his employment with Sub for any reason, except for termination by Sub without cause, Stockholder will not, except as expressly permitted hereunder, directly or indirectly (i) operate, develop or own any interest other than the ownership of less than 5% of the equity securities of a publicly traded company in any business engaged in the wireless communications industry or communications tower construction industry that is directly competitive with Westower's business as presently conducted (a "Business"); (ii) compete with Westower, Sub or their subsidiaries and affiliates in the operation or development of any Business within North America (Canada, Mexico, and the United States of America); (iii) with the exception of Sub, be employed by any business which owns, manages, or operates a Business; (iv) interfere with, solicit, disrupt or attempt to disrupt any past, present or prospective relationship, contractual or otherwise, between Sub, or its subsidiaries or affiliates, and any customer, client, supplier or employee of Sub, or its subsidiaries or affiliates; or (v) solicit any employee of Sub, or its subsidiaries or affiliates, to leave their employment with Sub or its subsidiaries or affiliates, as the case may be, or hire any such employee to work for a Business. Stockholder shall not be entitled to circumvent the provisions of this Section 6.10 by entering into a relationship with a Business as a consultant, director, advisor, or otherwise, which has the effect of competing with Sub, its affiliates or subsidiaries.

          (b) If a judicial determination is made that any of the provisions of
Section 6.10(a) constitute an unreasonable or otherwise unenforceable restriction, such provisions shall be rendered void only to the extent that such judicial determination finds such provisions to be unreasonable or otherwise unenforceable. In this regard, the parties hereto hereby agree that any judicial authority construing this Agreement shall be empowered to sever any portion of the territory or prohibited business activity from the coverage of
Section 6.10(a) and to apply the provisions of Section 6.10(a) to the remaining portion of the territory or the remaining business activities not so severed by such judicial authority. The time period during which the prohibitions set forth in Section 6.10(a) shall apply shall be tolled and suspended during all violations of Section 6.10(a).

          (c) Stockholder specifically acknowledges and agrees that the restrictions set forth in this Section 6.10 are reasonable and necessary to protect the legitimate interests of Westower and Sub and that Westower and Sub would not have undertaken the Merger in the absence of such restrictions. Stockholder further acknowledges and agrees that any violation of the provisions of this Section 6.10 will result in irreparable injury to Westower and Sub, that the remedy at law for any violation or threatened violation of such Section will be inadequate and that in the event of any such breach, Westower or Sub, in addition to any other remedies or damages available at law or in equity, shall be entitled to temporary injunctive relief before trial from any court of competent jurisdiction as a matter of course and to permanent injunctive relief without the necessity of proving actual damages. The existence of any claim or cause of action on the part of Stockholder against Westower or Sub, whether arising from this Agreement or otherwise, shall not constitute a defense to the granting or enforcement of this injunctive relief. If Westower or Sub is required to enforce any of its rights under this Agreement, Westower or Sub shall be entitled to recover from Stockholder all reasonable attorneys' fees, court costs and other expenses incurred by Westower or Sub in connection with the enforcement of those rights.

                                   ARTICLE 7
                         COVENANTS OF WESTOWER AND SUB

     Westower and Sub hereby covenant and agree:

 SECTION 7.1   CONFIDENTIALITY

     Westower and Sub agree that they will maintain in confidence and neither disclose to any third party nor make commercial use of all or any part of any information disclosed by Stockholder or Company in connection with the transactions contemplated hereunder; provided, however, that the obligations contained in this Section shall not apply to such portions of such information which were known to Westower or Sub without obligation of confidentiality prior to disclosure to Westower or Sub by Stockholder or Company, as the case may be, as demonstrated by competent documentary evidence in Westower's or Sub's possession, or which properly became available to Westower or Sub, under conditions which do not restrict further disclosure, from a third party source who shall not have obtained such information either directly or indirectly from Stockholder or Company or which now or hereafter comes into the public domain without fault on the part of Westower, or its employees. With respect to information disclosed to Westower or Sub related to the business and operations of Company, the foregoing obligation of confidentiality shall apply prior to the Closing of the transactions contemplated by this Agreement, or, if no such Closing takes place, for a period of two (2) years from the date of this Agreement.

 SECTION 7.2   ATR ACQUISITION

     Westower and Sub will cooperate with Stockholder and use all reasonable efforts to complete the acquisition of ATR, including making available to Sub the unpaid purchase price set forth in the letter of intent referred to in
Section 2.2 hereof; provided, however, that the results of the continuing due diligence of ATR and the terms of the definitive purchase agreement and information on the disclosure schedules to be furnished by MCI are acceptable to Westower in its sole discretion.

 SECTION 7.3   WESTOWER'S COOPERATION

     Westower will cooperate fully with Stockholder and Company in promptly taking any and all action or executing any and all documents appropriate to consummate the transactions contemplated by this Agreement.

                                   ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATIONS OF STOCKHOLDER
                                  AND COMPANY

     The obligations of Stockholder and Company to consummate the transactions provided for in this Agreement are, at the option of Stockholder, subject to satisfaction of the following conditions on or before the Closing Date:

 SECTION 8.1   WESTOWER'S AND SUB'S REPRESENTATIONS AND WARRANTIES

     All the covenants, terms and conditions of this Agreement to be complied with or performed by Westower or Sub on or before the Closing Date shall have been complied with and performed in all material respects. The representations and warranties made by Westower and Sub in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except that any representation or warranty that by its terms is made with reference to a specific date shall have been correct in all material respects as of such date. A representation or warranty that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence.

 SECTION 8.2   WESTOWER'S AND SUB'S DELIVERY OF DOCUMENTS

     Westower and Sub shall have duly executed and delivered, or caused to be executed and delivered, to Stockholder, this Agreement and the Westower/Sub Closing Documents.

 SECTION 8.3   OTHER APPROVALS

     All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated hereby (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

 SECTION 8.4   NO LITIGATION

     No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated under this Agreement shall be pending or threatened.

 SECTION 8.5   WAIVERS AND CONSENTS OBTAINED

     Westower and Sub shall have obtained all such consents, waivers, orders and approvals as may be necessary so as to cure, resolve or otherwise avoid any conflict, breach or default, lien creation or violation that would have been caused by consummation of the transactions contemplated hereunder had such consents, waivers, orders and approvals not been obtained.

                                   ARTICLE 9
            CONDITIONS PRECEDENT TO WESTOWER'S AND SUB'S OBLIGATIONS

     The obligation of Westower and Sub to consummate the transactions provided for in this Agreement are, at the option of Westower and Sub, subject to satisfaction of the following conditions on or before the Closing Date:

 SECTION 9.1   REPRESENTATIONS AND WARRANTIES

     All the covenants, terms and conditions of this Agreement to be complied with or performed by Stockholder and Company on or before the Closing Date shall have been complied with and performed in all material respects. The representations and warranties made by Stockholder and Company in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except that any representation or warranty that by its terms is made with reference to a specific date shall have been correct in all material respects as of such date. A representation or warrant that is expressly subject to a materiality limitation shall not be subject to a further materiality limitation as a result of the use of the phrase "in all material respects" in the preceding sentence.

 SECTION 9.2   STOCKHOLDER AND COMPANY DELIVERY OF DOCUMENTS

     Stockholder and Company shall have duly executed and delivered, or caused to be executed and delivered, to Westower this Agreement and Stockholder/Company Closing Documents.

 SECTION 9.3   OTHER APPROVALS

     All authorizations, consents, orders or approvals of any United States federal or state governmental agency necessary for the consummation of the Merger or the transactions contemplated hereby (other than such actions, approvals or filings which, pursuant to the terms of this Agreement, are to take place on or after the Closing) shall have been filed, occurred or been obtained.

 SECTION 9.4   NO LITIGATION

     No administrative investigation, action, suit or proceeding seeking to enjoin the consummation of the transactions contemplated under this Agreement shall be pending or threatened.

 SECTION 9.5   WAIVERS AND CONSENTS OBTAINED

     Stockholder shall have obtained all such consents, waivers, orders and approvals related to those matters listed on Schedule 3.13 hereof, as may be necessary so as to cure, resolve or otherwise avoid any conflict, breach or default, lien creation or violation that would have been caused by consummation of the transactions contemplated hereunder had such consents, waivers, orders and approvals not been obtained.

 SECTION 9.6   ATR ACQUISITION

     The letter of intent to acquire ATR shall be in full force and effect, the due diligence concerning ATR conducted by Company and the status of negotiations between Company and ATR shall be satisfactory to Westower.

                                  ARTICLE 10
                                INDEMNIFICATION

 SECTION 10.1   INDEMNIFICATION BY STOCKHOLDER

     Subject to consummation of the Closing and the further provisions of this
Section 10.1, Stockholder hereby agrees to indemnify and hold Westower, its subsidiaries (including Sub), parents, affiliates, officers, directors, agents and employees (collectively, the "Westower Indemnified Parties") harmless from and against and with respect to any Damages to any Westower Indemnified Parties as hereinafter defined, provided that: (a) Stockholder has received notice from Westower of a claim for indemnification under this Section with respect to the matters covered by Section 3.6 prior to the expiration of the applicable statute of limitations with respect to such matters and (b) Stockholder have received notice from Westower of a claim for indemnification under Section 10.2 with respect to all other matters within two (2) years from the Closing Date. The term "Damages," as used herein, shall include any claim, action, loss, cost, expense, liability, penalty or interest or damage, including, without limitation, reasonable counsel fees, and all reasonable costs and expenses of all actions, suits, proceedings, demands, assessments, claims and judgments resulting from, occurring in connection with, or arising out of any breach of any representation, warranty or covenant by Stockholder or Company made in the Agreement or in any of Stockholder/Company Closing Documents.

     Notwithstanding anything to the contrary set forth in this Agreement, with respect to claims for indemnification pursuant to this Section 10.1, Westower Indemnified Parties will not be entitled to any indemnification, defense or holding harmless, from Stockholder, and Stockholder will not be required to indemnify, defend or hold harmless any of the Westower Indemnified Parties, for any Damages arising out of breach of any representation or warranty unless and until, and only to the extent that, such claims exceed One Hundred Thousand Dollars ($100,000) in the aggregate, at which time Stockholder shall be liable for all such Damages in excess of the first $100,000 and the maximum liability of the Stockholder for Damages arising out of breach of any representation or warranty shall not exceed the Merger consideration paid to Stockholder.

     The representations and warranties of Stockholder and Company herein contained shall survive the Closing (y) with respect to matters covered by
Section 3.6 of this Agreement, solely for the period ending on the expiration of the applicable statutes of limitations, and (z) with respect to all other representations and warranties contained in Article 3 and 4 of this Agreement, solely for a period of two (2) years from the Closing Date.

     The rights of the Westower Indemnified Parties under this Article 10 shall be their exclusive remedy with respect to any claim for Damages; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by any party to this Agreement of any of its rights or remedies arising by reason of any claim of fraud.

 SECTION 10.2   NOTICE OF ASSERTED CLAIMS BY THIRD PARTIES

     If any claim or assertion of liability is made or asserted by a third party against a Westower Indemnified Party based on any liability or obligation which, if established, would entitle the Westower Indemnified Party to indemnification by Stockholder, such Westower Indemnified Party shall with reasonable promptness give to Stockholder written notice of the claim or assertion of liability and request Stockholder defend the same, attaching to such notice copies of any documents evidencing such claim which the Westower Indemnified Party has received. Failure to so notify Stockholder shall not relieve Stockholder of any liability that Stockholder might have to a Westower Indemnified Party. Within ten (10) days after such notice shall have been given, Stockholder shall in writing advise the Westower Indemnified Party whether they elect to defend against such claim. The failure of Stockholder to give such advice within such ten (10) period shall be deemed an election not to defend against such claim.
In the event that such advice of election to defend is given within such ten
(10) day period, then Stockholder shall have the right to defend, at its expense, actively and in good faith against such claim with counsel of their own choice, which counsel choice shall be subject to the reasonable approval of Westower, including, without limitation, the right to settle and compromise such claim and to take such appeals as may be necessary or desirable in connection therewith. The

Westower Indemnified Parties shall cooperate and assist in the defense of such claim, to the extent reasonably requested by Stockholder and, in the event that the Westower Indemnified Parties desire additional counsel, they may retain such counsel as they may select at their expense. Counsel selected by Stockholder and the Westower Indemnified Parties shall consult with and advise each other, but the control of all such litigation, including the compromise or settlement thereof and the taking of appeals, shall be determined by counsel for Stockholder.

 SECTION 10.3   INVESTIGATIONS; WAIVERS

     The right of the Westower Indemnified Parties to the indemnification provided in this Article 10 shall remain in effect notwithstanding any investigation at any time by or on behalf of Westower hereto or any waiver by Westower hereto of any condition to Westower's obligations to consummate the transactions contemplated hereby.

                                  ARTICLE 11
                       TERMINATION; WAIVER AND AMENDMENT

 SECTION 11.1   TERMINATION

     This Agreement may be terminated in any one of the following ways:

          (a) At any time on or prior to the Closing Date by the mutual consent in writing of the parties hereto; or

          (b) On the Closing Date: (i) by Stockholder and Company, in writing, if the conditions set forth in Article 8 above hereof shall not have been met; or (ii) by Westower and Sub, in writing, if the conditions set forth Article 9 above shall not have been met; or,

          (c) By Stockholder and Company or Westower and Sub if the Closing shall not have occurred on or prior to September 30, 1998.

 SECTION 11.2   WAIVER AND AMENDMENT

          (a) The parties hereto may at any time extend the time for the performance of any of the obligations or other acts of any other party hereto and may waive, with respect to such other party, (i) any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements, or satisfaction of any of the conditions to its obligations, contained in this Agreement, or (iii) the performance (including performance to the satisfaction of a party) of any obligation set out herein. Any waiver by any party of a condition to its obligation to perform this Agreement and the subsequent Closing hereunder shall be in writing and shall be without prejudice to the rights or remedies it may have arising out of any subsequent or different breach of the same or any other any representation, warranty, covenant or other agreement hereunder.

          (b) The provisions of this Agreement may not be changed, modified or amended except by way of a writing duly executed by each of the parties hereto.

                                  ARTICLE 12
                                 MISCELLANEOUS

 SECTION 12.1   EXPENSES

     Each party shall pay its own expenses for the preparation and execution of this Agreement and in connection with the transactions contemplated hereby, whether or not this Agreement goes to Closing or terminates pursuant to the provisions of Article 12 hereof. Following the Closing, in the event that Company receives any bills or invoices for expenses that Stockholder has agreed to pay pursuant to the provisions of this Section 12.1, then Westower shall promptly forward such bills or invoices to Stockholder. Stockholder will make payment of such bills or invoices promptly and in accordance with their terms of payment.

 SECTION 12.2   EXHIBITS AND SCHEDULES INCORPORATED BY REFERENCE

     All exhibits and schedules to this Agreement referenced in this Agreement are, by such reference, incorporated herein.

 SECTION 12.3   NOTICES

     Any notice, request, instruction or other document to be given hereunder by any party or parties hereto to the other parties will be effective upon receipt by the other parties if given in writing, delivered personally, mailed by registered or certified mail, postage paid, sent by commercial overnight delivery service, fees prepaid, or sent by confirmed facsimile transmission to the following addresses or facsimile transmission numbers:

          (a)  If to Stockholder or Company, addressed to:

               Paul Bishop
               CNG Communications, Inc.
               3661 N. Campbell Ave., #20
               Tucson, AZ  85719

               Facsimile Transmission Number:  520-318-9120
               Confirmation Number:  800-982-6290

               With a courtesy copy to:

               Christopher D. Johnson, Esquire
               Squire, Sanders & Dempsey L.L.P.
               Two Renaissance Square
               40 N. Central Avenue, Suite 2700
               Phoenix, AZ  85003

               Facsimile Transmission Number:  602-253-8129
               Confirmation Number:  602-528-4000 (ext. 4211)

          (b)  If to Westower, addressed to:

               Mr. Peter Lucas
               Westower Corporation
               2653 151 Place NE
               Redmond, WA 98052

               Facsimile Transmission Number:  604-576-4855
               Confirmation Number:  604-576-4755

               With a courtesy copy to:

               Peter S. Sartorius, Esquire
               Morgan, Lewis & Bockius LLP
               2000 One Logan Square
               Philadelphia, PA  19103-6993

               Facsimile Transmission Number: 215-963-5299
               Confirmation Number:  215-963-5560

Failure to send a courtesy copy of any notice as provided above shall not make the provision of such notice defective. Any party hereto may direct in writing that notices or courtesy copies thereof be sent to other or additional addresses by like notice.

 SECTION 12.4   COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute but one instrument. Confirmation by electronic transmission of a facsimile signature page shall be binding on any party so confirming.

 SECTION 12.5   PARTY IN INTEREST

     This Agreement is made solely for the benefit of Westower and Stockholder, and no other person, partnership, trust association or corporation shall acquire or have any right under or by virtue of this Agreement. This Agreement shall be binding on the parties hereto and their respective successors, heirs and assigns.

 SECTION 12.6   ENTIRE AGREEMENT; WRITING REQUIRED TO AMEND

     This Agreement, including the Schedules hereto, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement.

 SECTION 12.7   PARTIAL INVALIDITY

     If any term, provision, covenant or condition of this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions hereof shall continue in full force and effect.

 SECTION 12.8   HEADINGS

     The sections headings provided in this Agreement are for convenience only and are in no way intended to affect the meaning or import of any of the language contained in this agreement.

 SECTION 12.9   PRECEDENCE OF DOCUMENTS

     In the event that there is a conflict between the terms of this Agreement and any other agreement, document, instrument and writing executed or entered into by any of the parties hereto with respect to any of the transactions contemplated by this Agreement, the terms and conditions of this Agreement shall take precedence.

 SECTION 12.10   CHOICE OF LAW; FORUM SELECTION

     This Agreement shall be governed by and construed according to the laws of the State of Washington. The federal and state courts located in King County, State of Washington, shall have the exclusive jurisdiction over any dispute under this Agreement, and each of the undersigned consents to personal jurisdiction in such court.

 SECTION 12.11   ENFORCEMENT COST

     If any civil action, arbitration, or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees, court cost and expenses incurred in that civil action, arbitration or legal proceeding, in addition to any other relief to which such party may be entitled.

 SECTION 12.12   STOCKHOLDER ACCESS TO BOOKS AND RECORDS

     Within 10 days of receipt of notice in writing of any audit of, or deficiency notice to, Company or Stockholder which Westower receives with respect to Taxes for periods ending on or prior to the Closing Date, Westower will furnish a copy of such notice to Stockholder. Westower shall cooperate with and give Stockholder reasonable access during normal business hours on advance notice to the records of Company for the period under examination and shall use its best efforts to furnish any other documents or instruments necessary to enable Stockholder's representatives to properly defend the audit, deficiency or other proceedings. If Stockholder exercise its right to prepare and prosecute a tax refund claim, Westower will give Stockholder reasonable access to the records of Company and any other documents and instruments necessary to enable Stockholder's representatives to properly prepare and prosecute the refund claim.

 SECTION 12.13   JOINT APPROVAL OF PRESS RELEASE

     Except as otherwise required by applicable securities laws, all press releases and public announcements related to this Agreement and the transactions contemplated thereby must be approved in advance by Westower and Stockholder.

 SECTION 12.14   SURVIVAL

     Without limiting of any other provision hereof, all provisions of this Agreement which by their terms require or may require performance after the Closing shall survive the Closing and for such period following the Closing as may be required for Westower, Company or Stockholder, as the case may be, to fulfill their respective obligations thereunder; such provisions shall terminate by their terms thereafter.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date set forth above.

                                    CNG COMMUNICATIONS, INC.


                                    By:/s/ Paul Bishop
                                       -----------------------------
                                          Paul Bishop
                                          President



                                    /s/ Paul Bishop
                                       -----------------------------
                                    PAUL BISHOP


                                    WESTOWER CORPORATION


                                    By:/s/ Calvin J. Payne
                                       -----------------------------
                                          Calvin J. Payne
                                          Chairman of the Board


                                    WESTOWER CNG ACQUISITION COMPANY


                                    By:/s/ Calvin J. Payne
                                       -----------------------------
                                          Calvin J. Payne
                                          President

                                                                       EXHIBIT A

                             CERTIFICATE OF MERGER


          The undersigned, Westower CNG Acquisition Company, a Delaware corporation, is executing this Certificate of Merger in accordance with Section 251 of the Delaware General Corporation Law and hereby certifies as follows:

          1. The name and state of incorporation of each of the constituent corporations are:

Name                                State of Incorporation
----------------------------------  ----------------------
CNG Communications, Inc.                   Delaware

Westower CNG Acquisition Company           Delaware

          2. An Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law.

          3. Westower CNG Acquisition Company is the surviving corporation, and the name of such corporation shall be changed as provided in paragraph 4 below.

          4. Paragraph FIRST of the Certificate of Incorporation of the surviving corporation shall be amended as set forth below, and as so amended shall be the Certificate of Incorporation of the surviving corporation:

          "FIRST:      The name of the corporation is CNG Communications, Inc."

          5. A copy of the executed Agreement of Merger is on file at the office of the surviving corporation located at:

                         c/o Westower Corporation
                         7001 N.E. 40th Ave.
                         Vancouver, WA  98661

          6. A copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

          IN WITNESS WHEREOF, this Certificate of Merger has been executed this ___ day of September 1998.

                                    WESTOWER CNG ACQUISITION COMPANY


                                    By:
                                       -----------------------------------
                                       Calvin J. Payne
                                       President

                                                                       EXHIBIT B

                              CLOSING CERTIFICATE


          The undersigned, Paul Bishop (the "Stockholder") and CNG Communications, Inc., a Delaware corporation (the "Company"), hereby certify in connection with the transactions contemplated by the Agreement of Merger, dated as of September 17, 1998, by and among the Company, the Stockholder, Westower Corporation, a Washington corporation, and Westower CNG Acquisition Company, a Delaware corporation (the "Agreement"), that:

     (1) the covenants, terms and conditions of the Agreement to be complied with or performed by the Stockholder and the Company on or before the date hereof have been complied with and performed in all material respects.

     (2) the representations and warranties made by the Stockholder and the Company in the Agreement are true and correct in all material respects at and as of the date hereof, except that any representation or warranty that in accordance with its terms was made with reference to a specific date was correct in all material respects as of such date.

Dated:  September 23, 1998

                                       ------------------------------------
                                       PAUL BISHOP


                                       CNG COMMUNICATIONS, INC.


                                       By:
                                          ---------------------------------
                                       Paul Bishop, President

                                                                       EXHIBIT C

                            MATTERS TO BE COVERED IN
                 OPINION OF COUNSEL FOR STOCKHOLDER AND COMPANY


          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business in the same manner as such businesses are now being conducted. The Company is qualified as a foreign corporation to do business in Arizona, Texas and Oklahoma.

          2. The Stockholder and the Company have full power and authority to execute, deliver and perform their obligations under the Agreement and to consummate the transactions contemplated thereby. The Agreement has been duly executed and delivered by the Stockholder and the Company and, to the extent either the Delaware General Corporation Law or Arizona law is applicable, constitutes a legal, valid and binding obligation of the Stockholder and Company, enforceable against them in accordance with the terms thereof, except as the enforceability thereof may be subject to the effect of (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          3. The authorized capital stock of the Company is as set forth in the Agreement, and according to the stock records of the Company 4,000,000 shares are issued and outstanding and owned by Stockholder. All such shares are validly issued, fully paid and non-assessable. To the knowledge of such counsel there are no outstanding securities of the Company which are convertible into or exchangeable for any shares of its capital stock and there is no existing contract, option, warrant, call or similar commitment of any character granted or issued by the Company calling for or relating to the issuance or transfer of shares of capital stock or any other securities of the Company, except as set forth in the schedules to the Agreement.

          4. Upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware, CNG will be merged with and into Sub, and the Company Shares will be converted as provided in the Agreement.

                                                                       EXHIBIT D

                              CLOSING CERTIFICATE


          The undersigned, Westower Corporation, a Washington corporation ("Westower"), and Westower CNG Acquisition Company, a Delaware corporation ("Sub"), hereby certify, in connection with the transactions contemplated by the Agreement of Merger, dated as of September 17, 1998, by and among CNG Communications, Inc., Paul Bishop, Westower and Sub (the "Agreement") that:

          (1) the covenants, terms and conditions of the Agreement to be complied with or performed by Westower and Sub on or before the date hereof have been complied with and performed in all material respects; and

          (2) the representations and warranties made by Westower and Sub in the Agreement are true and correct in all material respects at and as of the date hereof, except that any representation or warranty that in accordance with its terms was made with reference to a specific date was correct in all material respects as of such date.

Dated:  September 23, 1998          WESTOWER CORPORATION


                                    By:
                                       ------------------------------------
                                          Calvin J. Payne
                                          President


                                    WESTOWER CNG ACQUISITION COMPANY


                                    By:
                                       ------------------------------------
                                          Calvin J. Payne
                                          President




                                      D-1